Exhibit 99.1

AMENDMENT NO. 1 TO

EXECUTIVE CHANGE IN CONTROL TERMINATION AGREEMENT

This Amendment No. 1, dated April 26, 2013 (the “Effective Date”), to Executive Change in Control Termination Agreement (“Amendment”) between ENTEGRIS, INC., a Delaware corporation with headquarters offices at 129 Concord Road, Billerica, MA 01821, (“Entegris” or the “Company”) and BERTRAND LOY (the “Executive”).

RECITALS

A.	The Executive is the Chief Executive Officer of Entegris in accordance with an Executive Employment Agreement, dated as of November 28, 2012, between Entegris and the Executive.

B.	Entegris believes that it is in the best interests of the Company and of its stockholders, to provide for the continuity of management in general and the retention of Executive in particular, in the event of a Change in Control of the Company and to that end the Company and the Executive entered into an Executive Change in Control Termination Agreement, dated as of August 10, 2005 (“Original Agreement”).

C.	The Company and the Executive desire to amend the Original Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing premises, of the mutual promises of the Parties made herein and of other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 4 of the Original Agreement entitled “Certain Tax Payments” is hereby deleted in its entirety and is of no further force or effect; Sections 5 through 8 are renumbered as Sections 4 though 7, respectively.

2.	The Original Agreement as amended by this Amendment shall take effect as of the Effective Date, the Original Agreement, as amended hereby shall remain in full force and effect and shall be deemed to be the “COC Agreement” as defined in the Executive Employment Agreement, dated as of November 28, 2012, between Entegris and the Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENTEGRIS, INC.		EXECUTIVE:

By	/s/ Peter W. Walcott	/s/ Bertrand Loy
Printed Name: Peter W. Walcott		Printed Name: Bertrand Loy
Title: Senior Vice President & General Counsel